Exhibit 99.1

GENIUS BRANDS INTERNATIONAL PROVIDES BUSINESS UPDATES

New Content Sales, Licensing Partners, Consumer Product Retail Initiatives and
Business and Channel Deals Reflect Continued Execution of Growth Strategy

Beverly Hills, Calif., July 22, 2020 – Following a slate of recent Company news regarding the launch of the Kartoon Channel!, the creation of Stan Lee Universe – anchored by a global deal with Archie Comics – and the appointment of Michael Uslan as Head of Development for Stan Lee Universe, Genius Brands International, Inc. “Genius Brands” (NASDAQ:GNUS) today announces more important business updates.

“Recently, we have made tremendous strides in our growth and those developments are just a part of the Genius Brands’ story,” said Genius Brands Chairman & CEO Andy Heyward. “During this time our Kartoon Channel! team has been working on the iOS app, which will debut before month end, and securing new content. Our Global Consumer Products sales team and our International Distribution sales team have been busy negotiating and closing deals. Today, we’re sharing the announcement of distribution deals stretching across four different continents, and consumer products licensing deals with products ranging from branded face masks to bicycles. These new agreements give us an even stronger platform to deliver long-term value at Genius Brands. We are working diligently to build a value machine in children’s entertainment – gathering the best talents in the industry and striving to provide top-quality content. This is the best way to deliver long-term shareholder return.”

New Broadcast and Platform Content Deals

Genius Brands has signed a raft of broadcast and digital platform deals around the world for its animated tentpole children’s series, Rainbow Rangers, currently airing in the U.S. on Nick Jr., including:

•	Australia’s Nine Network (seasons 1 & 2)
•	New Zealand’s TVNZ (season 1)
•	MENA’s Discovery Kids (seasons 1 & 2)
•	Israel’s NOGA (seasons 1 & 2)
•	TV2 in Hungary (season 1)
•	Poland’s Mini Mini (seasons 1 & 2)
•	Portugal’s Canal Panda (seasons 1 & 2)
•	Pikaboo in the Balkans (seasons 1 & 2)
•	Pan-regional partner, Nickelodeon Latin American and NOGGIN (season 2)

Shanghai Senyu has also licensed the rights for Mainland China to season two of the Rainbow Rangers with an investment commitment. Shanghai Senyu currently represents season one of the series and manages the development of the consumer products program for the brand across the region.

For Llama Llama, starring Jennifer Garner, Genius Brands has signed new international content deals, including TVP in Poland, KAN in Israel, and Croatia’s HRT.

New Retail Initiatives

In the consumer products’ marketplace, Genius Brands is gearing up for the August retail launch at Walmart for the Rainbow Rangers’ toy line from Mattel, along with hundreds of other product SKUs coming to retail over the next 12 months.

The Company is also developing its international retail program and has appointed two new licensing agents to manage Rainbow Rangers in key territories, including Tycoon (Mexico) and ETS Licensing (Italy).

In addition to Mattel, current manufacturing partners producing product for mass retail and online for Rainbow Rangers include:

•	Distribution Solutions (DVDs)
•	Bentex (apparel)
•	MacMillan Publishing (books)
•	Dynacraft (bicycles – a completely sold out first run with more arriving this fall)
•	Centric Brands (sleepwear)
•	Handcraft (underwear)
•	Disguise (costumes and accessories)

For the Llama Llama brand, Genius Brands has partnered with MaskClub.com on a new initiative to feature Llama Llama branded cloth face masks. Genius Brands will be donating a percentage of the proceeds to the Save the Children organization. Additionally, for every mask purchased, MaskClub is donating a medical grade mask to First Responders Children’s Foundation for distribution to paramedics, emergency medical technicians, police officers, firefighters and medical personnel treating COVID- 19 patients.

Additional partners appointed to create Llama Llama branded products for a wide range of mass, specialty and online retail distribution nationwide, include:

•	Kids Preferred (plush)
•	Bendon Publishing (activity books)
•	NCircle Entertainment (DVDs)
•	Scholastic (game and activity books available exclusively at Scholastic Book Fairs)
•	PhatMojo (toys)
•	Cuddle Barn (holiday plush)
•	Core Home (range of hydration and feeding products)
•	Everyday Kids, (children's bedding and home décor)
•	SPIRIT! (book with plush set)
•	Decopac (bake design and decorating kits)
•	Prime Party (party goods)
•	Creative Converting (party accessories)
•	Halloween.com/Fun.com (Halloween costumes)
•	Kurt Adler (holiday ornaments)

In the international marketplace, Genius Brands has appointed Centa IP as licensing agent to drive the Llama Llama business across Pac-Asia.

New Kartoon Channel! Update

An iOS COPPA compliant Kartoon Channel! app will be available by end of July to further enhance user experience. Additional marquis content will also be announced in the coming weeks.

About Rainbow Rangers

Featuring engaging storylines rooted in themes of empowerment, diversity, friendship, and sustainability, Rainbow Rangers, with two seasons produced, is a rescue-based series that follows the adventures of seven girls who are Earth’s first responders, protecting people, animals, resources, and the natural beauty of our world. The series boasts a unique and highly-accomplished team of creators from the animated motion picture and television worlds, including Rob Minkoff (Disney’s The Lion King director), Shane Morris (Disney’s Frozen co-writer), Tim Mansfield, and New York Times Bestselling author and Emmy Award-nominated writer Elise Allen (Dinosaur Train, Lion Guard, Barbie specials), who serves as head writer and co-creator. Multiple Emmy Award-winning director Michael Maliani directs the series, and Genius Brands' Chairman and CEO and multiple Emmy Award-winning producer, Andy Heyward, serves as executive producer.

About Llama Llama

Based on the award-winning and bestselling book series by celebrated author and illustrator Anna Dewdney, the preschool series is about first childhood experiences and adventures, as well as the special connections between the lead character, Llama, his Mama and his grandparents. Llama Llama tells heart-warming tales of life in a safe, friendly town seen through the eyes of Llama as he interacts with the amazing world around him. Seasons one and two of the series are available on Netflix with Jennifer Garner in the lead role as Mama Llama.

With over 30 million units in print worldwide, Dewdney’s Llama Llama books from Penguin Young Readers have all been New York Times bestsellers with several titles claiming the #1 spot, and her work has been translated into eight languages. Dewdney’s soothing tales are synonymous with calming early-childhood anxiety and she was praised by the Chicago Tribune as a “geographer extraordinaire of the emotional terrain of preschoolers and their mothers.” Books in her Llama Llama series include Llama Llama Red Pajama, Llama Llama Holiday Drama, Llama Llama Misses Mama, and Llama Llama Time to Share.

About Superhero Kindergarten

From the genius mind of the late Stan Lee comes the action-adventure comedy series Stan Lee’s Superhero Kindergarten (52 x 11’), starring Arnold Schwarzenegger. The series brings the very best superhero storytelling to a new generation of preschoolers with action, comedy and heart. Embedded in each episode is a valuable life-lesson about health, exercise, nutrition and anti-bullying! Stan Lee’s Superhero Kindergarten is co-produced by Alibaba Group, Stan Lee’s POW! Entertainment, and Schwarzenegger’s Oak Productions. In addition to his likeness, Schwarzenegger lends his voice as the lead character in the series. Co-creator of Deadpool, Fabian Nicieza, who has sold over 100 million comics worldwide, is scripting the series. Schwarzenegger joins Genius Brands’ Chairman and CEO Andy Heyward, as well as Paul Wachter, CEO of Main Street Advisors, and President of POW! Entertainment Gill Champion as Executive Producers.

About Kartoon Channel!

Kartoon Channel! is available in over 100 million U.S. television households and over 200 million mobile devices, across multiple AVOD, OTT and cable platforms, including Amazon Prime, Amazon Fire, Apple TV, Apple IOS, Android, Roku, DISH, Sling TV, Comcast’s Xfinity on Demand, Cox, Tubi, Xumo, SelectTV, Redbox, Plex, and YouTube.

Kartoon Channel!’s executive team includes former President of Fox Kids Networks, Margaret Loesch (Executive Chairman), Former Walt Disney Television President David Neuman (Chief Creative Officer), and Caroline Tyre (General Manager).

About Stan Lee Universe

Genius Brands and Stan Lee’s POW! Entertainment have formed a joined venture to create Stan Lee Universe. Stan Lee Universe will assume worldwide rights, in perpetuity, to the name, physical likeness, physical signature, live-action and animated motion picture, television, online, digital, publishing, comic book, merchandising and licensing rights to Stan Lee and his IP creations past*, present, and going forward. Genius Brands is the managing and controlling partner of the Stan Lee Universe. Headed by the recently appointed producer of Batman, Michael Uslan, Stan Lee Universe will be built from the repository of all of the characters and IP created by Stan Lee, post-Marvel Entertainment, not otherwise elsewhere. It is drawn from over 100 original Stan Lee creations, from which Genius Brands will develop and license approximately seven properties per year.

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing and licensing branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger and in partnership with Alibaba; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; and entrepreneurship series Warren Buffett's Secret Millionaires Club. Through licensing agreements with leading partners, characters from Genius Brands’ IP also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new Kartoon Channel! is available in over 100 million U.S. television households via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

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